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                            DISTRIBUTION AGREEMENT
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     THIS AGREEMENT made as of the 30th day of July, 1985 by and between VAN ECK
FUNDS (the "Trust"), a business trust established and existing under the laws of the Commonwealth of Massachusetts and VAN ECK SECURITIES CORPORATION (the "Distributor"), a corporation organized and existing under the laws of the State of Delaware.

     WHEREAS, the Trust proposes to offer shares of beneficial interest in the World Trends Fund series of the Trust and from time to time hereafter establish additional different series representing interests in different portfolios of assets (each series being referred to herein as a "Fund" or collectively as the "Funds").

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

     Section 1.  Appointment of the Distributor.  The Trust hereby appoints the
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Distributor as its exclusive agent to sell and distribute shares of each Fund of the Trust then in existence (the "Shares") for the account and risk of the Trust during the continuous offering of such Shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder. It is understood that purchases of Shares of any Fund may be made through other broker-dealers who are members in good standing of the National Association of Securities Dealers, Inc. in connection with the offering and sale of the Shares, in which case the Distributor shall enter into Selling Group Agreements ("Selling Group Agreements") in substantially the form attached hereto or amend existing Selling Group Agreements with such broker-dealers to conform therewith and directly through the Trust's Transfer Agent in the manner set forth in a Fund's Prospectus.

     Section 2.  Services and Duties of the Distributor.
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          (a)  The Distributor agrees to arrange to sell, as exclusive agent for the Trust, from time to time during the term of this Agreement, Shares of any Fund upon the terms described in a Fund's Prospectus. As used in this Agreement, the term "Prospectus" shall mean a prospectus and the term "Statement of Additional Information" shall mean the statement of additional information included in the Trust's Registration Statement and the term "Registration Statement" shall mean the Registration Statement, including exhibits and financial statements, most recently filed by the Trust with the Securities and Exchange Commission and effective under the Securities Act of 1933, as
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amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the
"1940 Act"), as such Registration Statement is amended by any amendments thereto at the time in effect.

          (b) Upon commencement of the continuous public offering of Shares of any Fund of the Trust, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares of that Fund and will accept such orders on behalf of the Trust as of the time of receipt of such orders and will transmit such orders as are so accepted to the Trust's Transfer Agent as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in a Fund's Prospectus.

          (c) The Distributor, as agent for the Trust and in its discretion, may enter into Selling Group Agreements (or amend existing Selling Group Agreements to conform therewith) with such registered and qualified retail broker-dealers as it may select pursuant to which such broker-dealers may also arrange for the sale or sell Shares of any Fund.

          (d) The offering price of the Shares of a Fund shall be the net asset value (as described in the Master Trust Agreement of the Trust, as amended from time to time and determined as set forth in the Prospectus of such Fund and the Statement of Additional Information) per Share for that Fund next determined following receipt of an order plus the maximum sales charge, if any, calculated in the manner set forth in the Fund's Prospectus. The Distributor shall receive the entire amount of the sales charge, if any, as compensation for its services under this Agreement; however, the Distributor may reallow all or any portion of such sales charge to broker-dealers entering into Selling Group Agreements (or amending existing Selling Group Agreements) with the Distributor to sell Shares of such Fund. Shares of a Fund may be sold at prices that reflect scheduled variations in, or elimination of, the sales charge to particular classes of investors or transactions in accordance with a Fund's Prospectus and the Statement of Additional Information. The Trust shall furnish the Distributor, with all possible promptness, advice of each computation of the net asset value of a Fund. The Distributor shall also be entitled, subject to the terms and conditions of the Trust's Plan of Distribution pursuant to Rule 12b-1 under the Investment Company Act of 1940 to amounts payable by a Fund thereunder.

          (e) The Distributor shall use its best efforts and shall not be obligated to arrange for sales of any certain number of Shares of a Fund and the services of the Distributor to the Trust hereunder shall not be deemed to be exclusive, and the Distributor shall be free to (i) render similar services to, and act as underwriter or distributor in connection with the distribution of shares of other investment companies, and (ii) engage in any other businesses and activities from time to time.

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          (f)  The Distributor is authorized on behalf of the Trust to repurchase Shares of a Fund presented to it by dealers at the price determined in accordance with, and in the manner set forth in, the Prospectus of such Fund.

     Section 3.  Duties of the Trust.
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          (a)  The Trust agrees to sell Shares of its Funds so long as it has
Shares available for sale and to cause its Transfer Agent to issue, if requested by the purchaser, certificates for Shares of its Funds, registered in such names and amounts as promptly as practicable after receipt by the Trust of the net asset value thereof.

          (b) The Trust shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Funds. This shall include, without limitation, one certified copy of all financial statements of the Funds prepared by independent accountants and such reasonable number of copies of a Fund's most current Prospectus, the Statement of Additional Information and annual and interim reports as the Distributor may request. The Trust shall cooperate fully in the efforts of the Distributor to arrange for the sale of Shares of the Funds and in the performance of the Distributor under this Agreement.

          (c) The Trust shall take, from time to time, all necessary action to register the Shares of the Funds under the 1933 Act, including payments of the related filing fees, so that there will be available for sale such number of Shares of the Funds as the Distributor may be expected to sell. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement or Prospectus of a Fund, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus of a Fund which omission would make the statements therein, in light of the circumstances under which they were made, misleading.

          (d) The Trust shall use its best efforts to qualify and maintain the registration and qualification of an appropriate number of Shares of the Funds and the Trust for sale under the securities laws of such states as the Distributor shall designate, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker-dealer in such states. The Distributor shall furnish such information and other material relating to its affairs and activities as may be requested by the Trust in connection with such qualifications.

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     Section 4.  Expenses.
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          (a) The Trust shall bear all costs and expenses of the continuous offering of Shares of the Funds in connection with: (i) fees and disbursements of its counsel and auditors, (ii) the preparation, filing and printing of any registration statements and/or Prospectuses and Statements of Additional Information required by and under federal and state securities laws, (iii) the preparation and mailing of annual and interim reports and proxy materials, if any, to shareholders and (iv) the qualification of the Shares of the Funds for sale and of the Trust as a broker-dealer under the securities laws of such states or other jurisdictions as shall be selected by the Distributor pursuant to Section 3(d) hereof and the cost and expenses payable to each such state for continuing qualification therein.

          (b) The Distributor shall bear (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Trust and other materials used by the Distributor in connection with its offering of Shares of the Funds for sale to the public (including the additional cost of printing copies of the Prospectus and of annual and interim reports) to shareholders other than copies thereof required for distribution to existing shareholders or for filing with any federal and state securities authorities,
(ii) any expenses of advertising incurred by the Distributor in connection with such offering and (iii) the expenses of registration or qualification of the Distributor as a broker-dealer under federal or state laws, if necessary, and the expenses of continuing such registration or qualification. It is understood and agreed that so long as the Trust's Plan of Distribution as to a Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940 continues in effect, any expenses incurred by the Distributor hereunder may be paid from amounts received by it from a Fund under such Plan.

     Section 5.  Indemnification. The Trust agrees to indemnify, defend and hold
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the Distributor, its officers, directors, employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), free and harmless from and against any and all losses, claims, damages, liabilities and expenses (including the cost of investigating or defending such claims, damages or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors, employees and agents or any such controlling person may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, a Prospectus, or the Statement of Additional Information or arising out of or based upon the omission or any alleged omission to state a

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material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the Registration Statement, a Prospectus or the Statement of Additional Information. The Distributor agrees to promptly notify the Trust of any event giving rise to rights of indemnification hereunder, including any action brought against the Distributor, its officers, directors, employees and agents or any such controlling person, such notification to be given by letter or telegram addressed to the Trust at its principal business office, but the Distributor's failure so to notify the Trust shall not relieve the Trust from any obligation it may have to indemnify the Distributor hereunder or otherwise.

     The Distributor agrees to indemnify, defend and hold the Trust, its Trustees and officers and any person who controls the Trust, if any, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, free and harmless from and against any and all losses, claims, damages, liabilities and expenses (including the cost of investigating or defending such claims, damages or liabilities and any counsel fees incurred in connection therewith) which the Trust, its Trustees or officers or any such controlling person may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its Trustees or officers or such controlling person arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement, a Prospectus or the Statement of Additional Information. The Trust agrees to promptly notify the Distributor of any event giving rise to rights of indemnification hereunder, including any action brought against the Trust, its Trustees or officers or any such controlling person, such notification being given to the Distributor at its principal business office, but the Trust's failure so to notify the Distributor shall not relieve the Distributor from any obligation it may have to indemnify the Trust hereunder or otherwise.

     Section 6.  Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnification provided for in the first paragraph of Section 5 is for any reason held to be unavailable from the Trust, the Trust and the Distributor shall contribute to the aggregate losses, claims, damages, liabilities or expenses (including the reasonable costs of investigating or defending such claims, damages or liabilities but after deducting any contribution received by the Trust from persons other than Distributor who may also be liable for contribution, such as persons who control the Trust within the meaning

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of the 1933 Act, officers of the Trust who signed the Registration Statement and
Trustees) to which the Trust and the Distributor may be subject in such proportion so that the Distributor is responsible for that portion represented by the percentage that the Sales Charge appearing in the Prospectus of the Fund bears to the public offering price appearing therein and the Trust is responsible for the balance; provided, however, that (i) in no case shall the Distributor be responsible for any amount in excess of the portion of the Sales Charge received and retained by it in respect of the Shares of a Fund purchased through it hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Distributor. Each party who may seek contribution under this Section 6 shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, give written notice of the commencement of such action, suit or proceeding to the party or parties from whom such contribution may be sought, but the omission so to notify such contributing party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than on account of this Section 6.

     Section 7.  Compliance with Securities Laws.  The Trust represents that it
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is registered as a diversified, open-end management investment company under the
1940 Act, and agrees that it will comply with all of the provisions of the 1940 Act and of the rules and regulations thereunder. The Trust and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 3(d), all applicable state "Blue Sky" laws. The Distributor agrees to comply with all of the applicable terms and provisions of the 1934 Act.

     Section 8.  Term of Contract.  This Agreement shall go into effect on the
                 ----------------
date hereof and shall continue in effect until July 30, 1986, and thereafter for successive periods of one year each if such continuance is approved at least annually thereafter (i) either by an affirmative vote of a majority of the outstanding shares of the Trust or by the Board of Trustees of the Trust, and
(ii) in either case by a majority of the Trustees of the Trust who are not interested persons of the Distributor or (otherwise than as Trustees) of the Trust, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time by one party hereto to the other on sixty (60) days' written notice to the other party.

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     Section 9.  Assignment.  This Agreement may not be assigned by the
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Distributor and shall automatically terminate in the event of an attempted assignment by the Distributor; provided, however, that the Distributor may employ or enter into agreements with such other person, persons, corporation, or corporations, as it shall determine in order to assist it in carrying out this Agreement.

     Section 10.  Amendment.  This Agreement may be amended at any time by
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mutual agreement in writing of the parties hereto, provided that any such amendment is approved by a majority of the Trustees of the Trust who are not interested persons of the Distributor or by the holders of a majority of the outstanding shares of the Trust.

     Section 11.  Governing Law.  This Agreement shall be governed and construed
                  -------------
in accordance with the laws of the State of New York.

     Section 12.  Non-Liability of Shareholders, Trustees, Officers, Employees,
                  -------------------------------------------------------------
Representatives and Agents.  Copies of the Master Trust Agreement, as amended,
--------------------------
establishing the Trust are on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers, shareholders, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    VAN ECK FUNDS



                                    By_________________________________


                                    VAN ECK SECURITIES CORPORATION



                                    By_________________________________

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